Exhibit 10.1

[Execution]

TWELFTH AMENDMENT

TO

FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

THIS TWELFTH AMENDMENT TO FIFTH AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is made and entered into as of December 5, 2023, by and among DELTA APPAREL, INC., a Georgia corporation (“Delta”), M. J. SOFFE, LLC, a North Carolina limited liability company (“Soffe”), CULVER CITY CLOTHING COMPANY, a Georgia corporation (“Culver City”), SALT LIFE, LLC, a Georgia limited liability company (“Salt Life”), DTG2GO, LLC, a Georgia limited liability company (“DTG2GO”; Delta, Soffe, Culver City, Salt Life, and DTG2GO, each individually, a “Borrower” and, collectively, “Borrowers”); the parties to the Credit Agreement (as defined below) from time to time as Lenders (each individually, a “Lender” and collectively, “Lenders”); and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (“Wells Fargo”), in its capacity as agent for Lenders (together with its successors in such capacity, “Agent”).

Recitals:

Borrowers, Agent and Lenders are parties to a certain Fifth Amended and Restated Credit Agreement dated as of May 10, 2016 (as heretofore amended, restated, modified or supplemented, the “Credit Agreement”), pursuant to which Agent and Lenders have made certain loans and other financial accommodations available to Borrowers.

Borrowers have requested that Agent and Lenders enter into certain amendments to the Credit Agreement and the other Loans Documents, and Agent and Lenders are willing to enter into such amendments subject to the term and conditions contained herein.

By this Amendment, the parties desire and intend to evidence such amendments to the Credit Agreement and Loan Documents as hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreement and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby severally acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1.             Definitions.

1.1         Additional Definitions. As used herein, the following terms shall have the respective meanings given to them below and Schedule 1.1 to the Credit Agreement is hereby amended to add, in addition to and not in limitation thereof, the following new definitions in the appropriate alphabetical order:

(a)     “Clinton, Tennessee Net Sale Proceeds” shall have the meaning given to such term in the definition of Availability Block.

(b)     “Supplemental Interest Period” means the period commencing on the Twelfth Amendment Effective Date and ending on the date after both Fayetteville/Clinton Sale-Leaseback Transactions have been consummated in accordance with the terms thereof.

(c)     “Twelfth Amendment” means the Twelfth Amendment to Fifth Amended and Restated Credit Agreement, dated as of December 5, 2023, among Borrowers, Agent and Lenders, as the same may be amended, modified, supplemented, extended, renewed, restated or replaced.

(d)     “Twelfth Amendment Effective Date” means December 5, 2023.

(e)     “Twelfth Amendment Fee Letter” means that certain fee letter, dated as of the Twelfth Amendment Effective Date, among Borrowers and Agent, as the same may be amended, modified, supplemented, extended, renewed, restated or replaced.

1.2         Amendments to Existing Definitions. The following definitions set forth in Schedule 1.1 to the Credit Agreement are hereby amended as follows:

(a)     Alternate Average Excess Availability. The definition of “Alternate Average Excess Availability” set forth in Schedule 1.1 of the Credit Agreement is hereby replaced with the following:

“[Intentionally Omitted]”

(a)     Alternate Excess Availability. The definition of “Alternate Excess Availability” set forth in Schedule 1.1 of the Credit Agreement is hereby replaced with the following:

“[Intentionally Omitted]”

(b)    Applicable Margin. The definition of “Applicable Margin” set forth in Schedule 1.1 of the Credit Agreement is hereby replaced with the following:

            “Applicable Margin” means, as of any date of determination and with respect to Base Rate Loans or SOFR Loans, as applicable, the applicable margin during the applicable period set forth in the following table that corresponds to the Average Availability of Borrowers for the most recently completed fiscal quarter; provided, that, for the period from the Twelfth Amendment Effective Date through and including December 31, 2023, the Applicable Margin shall be set at the margin in the row styled “Level III”; provided further, that any time an Event of Default has occurred and is continuing, the Applicable Margin shall be set at the margin in the row styled “Level III”:

Level	Average Availability	Applicable Margin Relative to Base Rate Loans (the “Base Rate Margin”)	Applicable Margin Relative to SOFR Loans (the “SOFR Margin”)
I	> 66.67% of the Revolver Commitments

(a) 0.50%, when neither the Increased Interest Period nor the Supplemental Interest Period is in effect;

(b) 1.50% when the Increased Interest Period is in effect; and

(c) 2.00% when the Supplemental Interest Period is in effect

(a) 1.50%, when neither the Increased Interest Period nor the Supplemental Interest Period is in effect;

(b) 2.50%, when the Increased Interest Period is in effect; and

(c) 3.00%, when the Supplemental Interest Period is in effect

II	< 66.67% of the Revolver Commitments and > 33% of the Revolver Commitments

(a) 0.75%, when neither the Increased Interest Period nor the Supplemental Interest Period is in effect;

(b) 1.75%, when the Increased Interest Period is in effect; and

(c) 2.25%, when the Supplemental Interest Period is in effect

(a) 1.75%, when neither the Increased Interest Period nor the Supplemental Interest Period is in effect;

(b) 2.75%, when the Increased Interest Period is in effect; and

(c) 3.25%, when the Supplemental Interest Period is in effect

III	< 33.33% of Revolver Commitments

(a) 1.00%, when neither the Increased Interest Period nor the Supplemental Interest Period is in effect;

(b) 2.00%, when the Increased Interest Period is in effect; and

(c) 2.50%, when the Supplemental Interest Period is in effect

(a) 2.00%, when neither the Increased Interest Period nor the Supplemental Interest Period is in effect;

(b) 3.00%, when the Increased Interest Period is in effect; and

(c) 3.50%, when the Supplemental Interest Period is in effect

              On and after December 31, 2023, the Applicable Margin shall be re-determined as of the first day of each fiscal quarter of Borrowers.

(c)     Availability Block. The definition of “Availability Block” set forth in Schedule 1.1 of the Credit Agreement is hereby replaced with the following:

       “Availability Block” means, (a) on and after the Ninth Amendment Date through (and including) April 1, 2023, $7,500,000, (b) on and after April 2, 2023 through (and including) June 4, 2023, $9,000,000, (c) on June 5, 2023 and at all times thereafter, $10,000,000; provided, that, if the results of the Updated 2023 Inventory Appraisal reflect a decrease in the Net Orderly Liquidation Value of Eligible Inventory, Agent may in its sole discretion reduce the amount of the Availability Block by an amount of up to $3,000,000. Upon the consummation of the Fayetteville/Clinton Sale-Leaseback Transaction with respect to the Real Property located in Clinton, Tennessee, the amount of the Availability Block shall be increased by the amount of the net cash proceeds from such Sale-Leaseback Transaction by an amount of up to $3,000,0000 (the “Clinton, Tennessee Net Sale Proceeds”) and thereafter the Availability Block shall be the amount equal to $7,000,000 plus the Clinton, Tennessee Net Sale Proceeds; provided, that, if the Clinton, Tennessee Net Sale Proceeds are less than $3,000,000, then upon the consummation of the Fayetteville/Clinton Sale-Leaseback Transaction with respect to the Real Property located in Fayetteville, North Carolina and receipt and application of the net cash proceeds from such Sale-Leaseback Transaction, the amount of the Availability Block shall be increased by an amount equal to $3,000,000 minus the Clinton, Tennessee Net Sale Proceeds so that the Availability Block shall equal $10,000,000 and at all times thereafter the Availability Block shall be $10,000,000.

(d)    Commitments. The definition of “Commitments” set forth in Schedule 1.1 of the Credit Agreement is hereby amended by replacing Schedule C-1 attached to the Credit Agreement with the new Schedule C-1 attached to the Twelfth Amendment.

(e)    Fayetteville/Clinton Sale-Leaseback Transaction. Clause (vii) of the definition of “Fayetteville/Clinton Sale-Leaseback Transaction” is hereby replaced with the following:

“(vii) the Sale-Leaseback Transaction with respect to the Real Property located in Fayetteville, North Carolina shall be consummated on or before February 9, 2024 and the Sale-Leaseback Transaction with respect to the Real Property located in Clinton, Tennessee shall be consummated on or before January 15, 2024 (in each case with respect to each such transaction, unless such date is extended by Agent in its sole discretion without the consent of Lenders),”

(f)    Increased Reporting Event. The definition of “Increased Reporting Event” set forth in Schedule 1.1 of the Credit Agreement is hereby replaced with the following:

“[Intentionally Omitted]”

(g)    Maximum Revolver Amount. The definition of “Maximum Revolver Amount” set forth in Schedule 1.1 of the Credit Agreement is hereby amended by replacing the reference to “$170,000,000” with a reference to “$150,000,000".

(h)    Revolver Commitments. The definition of “Revolver Commitments” set forth in Schedule 1.1 of the Credit Agreement is hereby amended by replacing Schedule C-1 attached to the Credit Agreement with the new Schedule C-1 attached to the Twelfth Amendment.

1.3         Construction. Section 1.4 of the Credit Agreement is hereby amended by adding the following sentence at the end of such Section:

“For the avoidance of doubt, (a) any reference in this Agreement or the other Loan Documents to the phrase “without giving effect to the Availability Block” means that the Availability or Average Availability, as applicable, will be calculated without subtracting the amount of the Availability Block then in effect when calculating the amount of Availability or Average Availability, as applicable, and (b) any reference in this Agreement or the other Loan Documents to the phrase “after giving effect to the Availability Block” means that that the Availability or Average Availability, as applicable, will be calculated by subtracting the amount of the Availability Block then in effect when calculating the amount of Availability or Average Availability, as applicable.”

Section 2.             Amendments to Credit Agreement.

2.1         Swing Loan Sublimit. The reference to “$17,000,000” in Section 2.3(b)(i) of the Credit Agreement is hereby replaced with a reference to “$15,000,000”.

2.2         Extraordinary Advances.

(a)    Protective Advances. The reference to “$17,000,000” in Section 2.3(d)(i) of the Credit Agreement is hereby replaced with a reference to “$15,000,000”.

(b)    Overadvances. The reference to “$17,000,000” in Section 2.3(d)(ii) of the Credit Agreement is hereby replaced with a reference to “$15,000,000”.

2.3         Field Examinations and Other Fees. Section 2.10(c)(i) of the Credit Agreement is hereby replaced with the following:

                  “(i)         at Agent’s discretion, two (2) Inventory appraisals per calendar year; provided, that, there shall be no limit on the number of Inventory appraisals that Agent may conduct or request or for which Borrowers are obligated to reimburse Agent at any time a Default or Event of Default exists or has occurred and is continuing;”

2.4         Financial Statements, Reports, Certificates. The fourth column set forth in Schedule 5.1 to the Credit Agreement regarding the delivery of Projections is hereby amended by replacing the reference to “(including projected Availability and Alternate Excess Availability)” with a reference to “(including projected Availability)”.

2.5         Reporting. The first column set forth in Schedule 5.2 to the Credit Agreement is hereby replaced with the new first column set forth on Exhibit A hereto.

2.6         Additional Liquidity Initiatives. Section 5.23(b) of the Credit Agreement is hereby replaced with the following:

              “ (b)          For the avoidance of doubt, (i) the failure of Borrowers to consummate the Fayetteville/Clinton Sale-Leaseback Transaction with respect to the Real Property located in Fayetteville, North Carolina on or before February 9, 2024 (unless such date is extended by Agent in its sole discretion without the consent of Lenders) shall constitute an Event of Default and (ii) the failure of Borrowers to consummate the Fayetteville/Clinton Sale-Leaseback Transaction with respect to the Real Property located in Clinton, Tennessee on or before January 15, 2024 (unless such date is extended by Agent in its sole discretion without the consent of Lenders) shall constitute an Event of Default.”

2.7         Fixed Charge Coverage Ratio. Section 7(a) of the Credit Agreement is hereby replaced with the following:

              “(a)         Fixed Charge Coverage Ratio. Commencing with the fiscal month ending December 30, 2023 and as of the end of each fiscal month thereafter, if at any time (i) Availability is less than $17,500,000 or (ii) a Default or Event of Default exists or has occurred and is continuing, maintain a Fixed Charge Coverage Ratio, measured on a fiscal month-end basis for the immediately preceding twelve (12) consecutive fiscal months, of not less than 1.00 to 1.00. For purposes of this Section 7(a), Availability will be calculated without giving effect to the Availability Block.”

Section 3.            Ratification and Reaffirmation. Each Borrower hereby ratifies and reaffirms the Obligations, each of the Loan Documents and all of such Borrower's covenants, duties, indebtedness and liabilities under the Loan Documents.

Section 4.           Acknowledgments and Stipulations. Each Borrower acknowledges, confirms and agrees that (a) as of the close of business on December 4, 2023, the total outstanding principal amount of the Obligations is $119,241,920.04, consisting of (i) Revolving Loans in the principal amount of $118,816,920.04 and Letters of Credit in the undrawn face amount of $425,000, (b) the Credit Agreement and the other Loan Documents executed by such Borrower are legal, valid and binding obligations of such Borrower that are enforceable against such Borrower in accordance with the terms thereof, (c) all of the Obligations are owing and payable without defense, offset or counterclaim (and to the extent there exists any such defense, offset or counterclaim on the date hereof, the same is hereby waived by such Borrower), and (d) Agent has and shall continue to have valid and enforceable security interests and Liens by such Borrower in favor of Agent and are and shall continue to be duly perfected, first priority security interests and Liens, subject only to Permitted Liens.

Section 5.           Representations and Warranties. Each Borrower represents, warrants and covenants with, to and in favor of Agent and Lenders as follows, which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof, the truth and accuracy of, or compliance with each, together with the representations, warranties and covenants in the other Loan Documents, being a continuing condition of the making of any and all Loans (or the extension of any other credit under the Loan Documents):

5.1        This Amendment, the Twelfth Amendment Fee Letter and each other agreement or instrument to be executed and delivered by Borrowers hereunder has been duly authorized, executed and delivered by Borrowers and is in full force and effect as of the date hereof, and the agreements and obligations of Borrowers contained herein and therein constitute legal, valid and binding obligations of Borrowers, enforceable against Borrowers in accordance with their terms.

5.2          No action of, or filing with, or consent of any Governmental Authority, and no approval or consent of any other party is required to authorize, or is otherwise required in connection with, the execution, delivery and performance of this Amendment.

5.3        All of the representations and warranties made by such Borrower in the Credit Agreement and the other Loan Documents are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date hereof, as though made on and as of the date hereof (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date).

5.4          As of the date hereof and after giving effect to this Amendment, no Default or Event of Default exists or has occurred and is continuing.

Section 6.            Effect of this Amendment; Reference to Credit Agreement. Except as expressly set forth herein, no other amendments, changes or modifications to the Loan Documents are intended or implied, and in all other respects the Loan Documents are hereby specifically ratified, restated and confirmed by all parties hereto as of the date hereof and Borrowers shall not be entitled to any other or further amendment by virtue of the provisions of this Amendment or with respect to the subject matter of this Amendment. To the extent of conflict between the terms of this and the other Loan Documents, the terms of this Amendment shall control. The Credit Agreement and this Amendment shall be read and construed as one agreement. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement,” “hereunder,” or words of like import shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

Section 7.            Breach of Amendment. This Amendment shall be part of the Credit Agreement and, in addition to and not in limitation of any Event of Default specified in the Credit Agreement or the other Loan Documents, a breach of any representation, warranty or covenant herein shall constitute an Event of Default.

Section 8.          Conditions Precedent. The effectiveness of the amendments contained in this Amendment are subject to the satisfaction of each of the following conditions precedent, in form and substance satisfactory to Agent, unless satisfaction thereof is specifically waived in writing by Agent:

(a)    Agent shall have received an executed copy of an original or executed original counterparts of this Amendment by electronic mail or facsimile (with the originals, if requested by Agent, to be delivered within five (5) Business Days after the date of such request), duly authorized, executed and delivered by Borrowers and Lenders;

(b)    Agent shall have received, in form and substance satisfactory to Agent, an executed copy of an original or executed original counterparts of the Twelfth Amendment Fee Letter, by electronic mail or facsimile (with the originals, if requested by Agent, to be delivered within five (5) Business Days after the date of such request), duly authorized, executed and delivered by Borrowers;

(c)    Agent shall have received the fees payable to Agent for the account of Lenders pursuant to the Twelfth Amendment Fee Letter;

(d)    Agent shall have received the consent of any Lender to the extent required by the terms of the Credit Agreement to any of the amendments set forth in this Amendment;

(e)    each Borrower shall deliver, or cause to be delivered, to Agent a true and correct copy of any consent, waiver or approval to or of this Amendment, which any Borrower or any of its Subsidiaries is required to obtain from any other Person, and such consent, approval or waiver shall be in a form and substance reasonably satisfactory to Agent;

(f)    the representations and warranties of each Borrower and its Subsidiaries contained in the Credit Agreement or in the other Loan Documents shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date); and

(g)    after giving effect to the amendments contemplated by this Amendment and each other agreement or instrument to be executed and delivered by Borrowers hereunder, no Default or Event of Default shall exist or have occurred and be continuing.

Section 9.            Release of Claims and Covenant Not to Sue.

9.1         Release.

(a)    In consideration of the agreements of Agent and Lenders contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of the Loan Parties, on behalf of itself and its respective successors, assigns and other legal representatives, hereby absolutely, unconditionally and irrevocably release, remise and forever discharge Agent and Lenders and the other members of the Lender Group, their successors and assigns, and their respective present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, partners, members, managers, attorneys, employees, agents and other representatives (Agent, Lenders and the other members of the Lender Group and all such other parties being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which such Loan Party, or its respective successors, assigns or other legal representatives, may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any nature, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment, in connection with the Credit Agreement or Loan Documents, each as amended and supplemented through the date hereof.

(b)    Each Loan Party understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

(c)    Each Loan Party agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final and unconditional nature of the release set forth above.

9.2        Covenant Not to Sue. Each Loan Party, on behalf of itself and its respective successors, assigns and other legal representatives, hereby absolutely, unconditionally and irrevocably covenant and agree with each Releasee that such Loan Party will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged pursuant to Section 10.1 hereof. If any of the Loan Parties violates the foregoing covenant, the Loan Parties agree to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys’ fees and costs incurred by any Releasee as a result of such violation.

9.3         Waiver of Statutory Provisions. EACH LOAN PARTY HEREBY EXPLICITLY WAIVES ALL RIGHTS UNDER AND ANY BENEFITS OF ANY COMMON LAW OR STATUTORY RULE OR PRINCIPLE WITH RESPECT TO THE RELEASE OF SUCH CLAIMS. EACH LOAN PARTY AGREES THAT NO SUCH COMMON LAW OR STATUTORY RULE OR PRINCIPLE SHALL AFFECT THE VALIDITY OR SCOPE OR ANY OTHER ASPECT OF THIS RELEASE.

Section 10.         Expenses of Agent. Borrowers agree to pay, on demand, all costs and expenses incurred by Agent in connection with the preparation, negotiation and execution of this Amendment and any other Loan Documents executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including, without limitation, the costs and fees of Agent's legal counsel and any taxes or expenses associated with or incurred in connection with any instrument or agreement referred to herein or contemplated hereby.

Section 11.         Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

Section 12.         No Novation. The Amendment shall not, in any manner, be construed to constitute payment of, or impair, limit, cancel or extinguish, or constitute a novation in respect of, the Obligations and other obligations and liabilities of Borrowers evidenced by or arising under the Credit Agreement or any of the other Loan Documents, and Borrowers confirm and agree that they continue to remain liable for all such Obligations and other obligations and liabilities, and the liens and security interests in the Collateral of Agent and Lenders securing such Obligations and other obligations and liabilities shall not in any manner be impaired, limited, terminated, waived or released, but shall continue in full force and effect in favor of Agent for the benefit of Lenders.

Section 13.         Governing Law. The validity of this Amendment, the construction, interpretation and enforcement hereof, and the rights of the Borrowers, Agent or Lenders with respect to all matters arising hereunder or related hereto shall be determined under, governed by, and construed in accordance with the laws of the State of Georgia, without regard to any principle of conflict of laws or other rule that would result in the application of any jurisdiction other than the State of Georgia.

Section 14.           Waiver of Jury Trial. To the fullest extent permitted by applicable law, the parties hereto each hereby waives the right to trial by jury in any action, suit, counterclaim or proceeding arising out of or related to this Amendment.

Section 15.        Counterparts; Electronic Execution. This Amendment, any documents executed in connection herewith and any notices delivered under this Amendment, may be executed by means of (a) an electronic signature that complies with the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, or any other relevant and applicable electronic signatures law; (b) an original manual signature; or (c) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Agent reserves the right, in its sole discretion, to accept, deny, or condition acceptance of any electronic signature on this Amendment or on any notice delivered to Agent under this Amendment. This Amendment and any notices delivered under this Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument. Delivery of an executed counterpart of a signature page of this Amendment and any notices as set forth herein will be as effective as delivery of a manually executed counterpart of this Amendment or notice.

Section 16.           Further Assurances. Each Borrower agrees to take such further actions as Agent shall reasonably request from time to time in connection herewith to evidence or give effect to the amendments set forth herein or any of the transactions contemplated hereby.

Section 17.           Section Titles. Section titles and references used in this Amendment shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto.

[Remainder of page intentionally left blank; signatures appear on following pages.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed under seal and delivered by their respective duly authorized officers on the date first written above.

BORROWERS:

DELTA APPAREL, INC.

By: /s/ Robert W. Humphreys Name: Robert W. Humphreys Title: Chairman and Chief Executive Officer

M.J. SOFFE, LLC

By: /s/ Robert W. Humphreys Name: Robert W. Humphreys Title: Chairman and Chief Executive Officer

CULVER CITY CLOTHING COMPANY

By: /s/ Robert W. Humphreys Name: Robert W. Humphreys Title: Chairman and Chief Executive Officer

SALT LIFE, LLC

By: /s/ Robert W. Humphreys Name: Robert W. Humphreys Title: Chairman and Chief Executive Officer

DTG2GO, LLC

By: /s/ Robert W. Humphreys Name: Robert W. Humphreys Title: Chairman and Chief Executive Officer

[Signatures continue on the following page.]

Twelfth Amendment to Fifth Amended and Restated Credit Agreement (Delta Apparel)

AGENT:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By: /s/ Christopher Waterstreet Name: Christopher Waterstreet Title: Vice President

LENDERS:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By: /s/ Christopher Waterstreet Name: Christopher Waterstreet Title: Vice President

[Signatures continue on the following page.]

Twelfth Amendment to Fifth Amended and Restated Credit Agreement (Delta Apparel)

REGIONS BANK

By: /s/ Scott Martin Name: Scott Martin Title: Managing Director

[Signatures continue on the following page.]

Twelfth Amendment to Fifth Amended and Restated Credit Agreement (Delta Apparel)

PNC BANK, NATIONAL ASSOCIATION

By: /s/ Mark Bradford Name: Mark Bradford Title: Sr. Vice President

i

Exhibit A

To

Twelfth Amendment

To

Fifth Amended and Restated Credit Agreement

Schedule C-1

Commitments

Lender	Revolver Commitment
Wells Fargo Bank, National Association	$78,000,000.00
PNC Bank, National Association	$36,000,000.00
Regions Bank	$36,000,000.00
Total	$150,000,000.00

(i)

EXHIBIT A
TO
TWELFTH AMENDMENT TO FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

Schedule 5.2

The first column of Schedule 5.2 is hereby amended by replacing the existing clause (a) with the following new clause (a):

Weekly (no later than Wednesday of each week); provided, that, if the conditions in clause (a) of the column to the immediate right of this column are satisfied, then monthly (no later than the 20th day of each month)

(a)         an executed Borrowing Base Certificate; provided, that, if Agent receives a Borrowing Base Certificate evidencing that the Availability (after giving effect to the Availability Block), as of the date of receipt of such Borrowing Base Certificate, is equal to or more than the greater of (i) an amount equal to seventeen and one-half percent (17.5%) of the lesser of (A) the Borrowing Base or (B) Maximum Revolver Amount and (ii) $25,000,000 or upon the date which Agent receives a written request by Borrowers to Agent, at any time after receipt of such Borrowing Base Certificate, to provide a Borrowing Base Certificate, along with the collateral reports of the items in clauses (b) through (g) below on a monthly basis together with evidence that, as of the date of such written request, the Average Availability (after giving effect to the Availability Block) of Borrowers for the consecutive thirty (30) day period ending on such date of determination is more than the greater of such amounts specified in this clause (a), Borrowers shall deliver to Agent such calculations of the Borrowing Base and certification on a monthly basis (no later than the 20th day of each month) (a “Decreased Reporting Event”); provided, further, that, if Availability (after giving effect to the Availability Block), at any time after a Decreased Reporting Event is less than an amount equal to the greater of (y) seventeen and one-half percent (17.5%) of the lesser of (1) the Borrowing Base or (2) Maximum Revolver Amount and (z) $25,000,000, in Agent’s discretion and at Agent’s request, Borrowers shall deliver to Agent such calculations of the Borrowing Base and certification on a weekly basis until such time that Availability is greater than such amount, at which time the delivery requirements shall revert to a monthly basis,

(ii)